EXHIBIT 10.1
NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
FORM OF COMMON STOCK PURCHASE WARRANT
To Purchase [                    ] Shares of Common Stock of
PMFG, INC.
     THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [                    ] (the “Warrant Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date occurring six months after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 P.M. New York City time on the fifth anniversary of the date hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase from PMFG, Inc., a Delaware corporation (the “Company”), up to [                    ] shares (the “Warrant Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be equal to $10.56, the Closing Price on the Trading Day immediately preceding the entering into the Securities Purchase Agreement (as defined in Section 1), such Exercise Price subject to adjustment hereunder.
1. Definitions.
     “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. Any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Warrant Holder will be deemed to be an Affiliate of the Warrant Holder.
     “Buy-In” has the meaning given to it in Section 2(a).

     “Closing Price” means on any particular date (a) if the Common Stock is then listed on a Trading Market, the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 P.M. (New York City time)), or, if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 P.M. (New York City time) for the closing bid price for regular session trading on such day), or (b) if the Common Stock is not then listed on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the last reported closing bid price per share of Common Stock on such date (or the nearest preceding date) on the OTC Bulletin Board, or (c) if the Common Stock is not then quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the Pink Sheets published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not publicly traded, the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Warrant Holder and reasonably acceptable to the Company.
     “Common Stock” has the meaning given to it in the Preamble.
     “Company” has the meaning given to it in the Preamble.
     “Credit Facility” means the Revolving Credit and Term Loan Agreement, dated as of April 30, 2008, among Peerless Mfg. Co., PMC Acquisition, Inc., the Company, Comerica Bank, as administrative agent for the lenders, and the other lenders party thereto, as such agreement may be amended, restated, modified, renewed, replaced, supplemented or refinanced in whole or in part from time to time (including successive amendments, restatements, modifications, renewals, replacements, supplements or refinancings and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders); provided, that any such amendment, restatement, modification, renewal, replacement, supplement or refinancing shall not increase by more than ten (10) percent the aggregate amount of the indebtedness and commitments covered thereby as of the date hereof, or impose materially more restrictive limitations on the payment of dividends on, or the redemption of, the Preferred Stock, than those set forth therein as of the date hereof; provided, further, that the modification of financial or other covenants (other than the covenant set forth in Section 8.5 therein on the date hereof with respect to dividends and redemptions) or defaults, which has the effect of making them more restrictive, shall be deemed not to be an additional restriction on the payment of dividends on, or the redemption of, the Preferred Stock.
     “DWAC” has the meaning given to it in Section 2(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exercise Period” means the period commencing on the Initial Exercise Date and ending on the Termination Date.
     “Exercise Price” has the meaning given to it in the Preamble.
     “Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Company’s Board of Directors occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company’s Board of Directors.
     “Initial Exercise Date” has the meaning given to it in the Preamble.
     “Notice of Exercise” has the meaning given to it in Section 2(a).
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Reorganization Event” means the occurrence of any of the following events:
     (i) the acquisition by any Person, other than Brown Advisory Securities, LLC, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding shares of Common Stock; provided, however, that for the purposes of this provision, the following acquisitions shall not constitute a Reorganization Event: (A) any acquisition by the Company or a subsidiary of the Company (each a “Subsidiary”) of shares of Common Stock or other securities entitled to vote generally in the election of directors in the case of the Company (“Voting Securities”) or (B) any acquisition of Voting Securities by any Person pursuant to a Business Combination (as defined below) that complies with clauses (A), (B) and (C) of clause (iii) below;
     (ii) a majority of the Board ceases to be comprised of Incumbent Directors; and
     (iii) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company (for purposes herein, “all or substantially all of the assets” shall mean more than a majority of the Company’s total assets) or other transaction (each, a “Business Combination”), unless, in each case, immediately following the Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from the Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from the Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Company’s Board of Directors providing for the Business Combination.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 4, 2009, by and between the Company and the purchasers whose names and addresses are set forth on the signature pages thereto.
     “Termination Date” has the meaning given to it in the Preamble.
     “Trading Day” means (A) a day on which the Common Stock is traded on a Trading Market (as defined below), or (B) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over the counter market, as reported by the OTC Bulletin Board, or (C) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which prices for the Common Stock are reported in the Pink Sheets published by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed, quoted or reported as set forth in (A), (B) and (C) hereof, then Trading Day shall mean a Trading Day.
     “Trading Market” means the following national securities exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the American Stock Exchange or the New York Stock Exchange.
     “Volume Weighted Average Price” or “VWAP” means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed on a Trading Market, the volume weighted average of the prices per share of the Common Stock traded on such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed as reported by Bloomberg L.P. (based on a Trading Day from 9:30 A.M. New York City time to 4:00 P.M. New York City time); (b) if the Common Stock is not then listed on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average of the prices per share of the Common Stock traded on such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the Pink Sheets published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the last bid price per share of the Common Stock so reported on such date (or the most recent bid price if none is reported for such date); or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Warrant Holder and reasonably acceptable to the Company.
     “Warrant” has the meaning given to it in the Preamble.
     “Warrant Holder” has the meaning given to it in the Preamble.
     “Warrant Share Delivery Date” has the meaning given to it in Section 2(a).
     “Warrant Shares” has the meaning given to it in the Preamble.

2. Exercise.
     (a) This Warrant may be exercised in whole or in part at any time on or after the Initial Exercise Date and prior to the Termination Date upon delivery of the notice of exercise form attached hereto as Appendix A (the “Notice of Exercise”) and payment of the aggregate Exercise Price for that number of Warrant Shares then being purchased to the Company during normal business hours on any Trading Day at the Company’s principal executive offices (or such other office or agency of the Company as the Company may designate by notice to the Warrant Holder). The Warrant Shares so purchased shall be deemed to be issued to the Warrant Holder or the Warrant Holder’s designee, as the record owner of such shares, as of 5:00 P.M. New York City time on the date on which the aggregate Exercise Price shall have been paid and the completed Notice of Exercise shall have been delivered. Payment of the Exercise Price shall be made only by the surrender and cancellation of Warrant Shares issuable under this Warrant (and without the payment of the Exercise Price in cash) as consideration for receiving a certificate or certificates evidencing a number of Warrant Shares determined according to the following formula:
X = Y (A-B) / A

where:

(X) =	the number of Warrant Shares issuable to Warrant Holder upon the cashless exercise;

(Y) =	the number of Warrant Shares to be surrendered and cancelled under this Warrant;

(A) =	the VWAP on the Trading Day immediately preceding the date of exercise;

(B) =	the Exercise Price, as adjusted pursuant to Section 8.
Certificates for the Warrant Shares so purchased shall be transmitted by the Company’s transfer agent by crediting the account of the Warrant Holder’s prime broker with The Depository Trust Company through its Deposit / Withdrawal At Custodian (“DWAC”) system if the Company is a participant in such system (and so long as the legend may be removed in accordance with Section 5.12 of the Securities Purchase Agreement), and otherwise by physical delivery to the address specified by the Warrant Holder in the Notice of Exercise, within a reasonable time, not exceeding three (3) Trading Days after this Warrant shall have been so exercised, including the delivery of a completed Notice of Exercise (the “Warrant Share Delivery Date”). The certificates so delivered shall be in such denominations as may be requested by the Warrant Holder and shall be registered in the name of the Warrant Holder or such other name as shall be designated by the Warrant Holder. In addition to any other rights available to the Warrant Holder, if the Company fails to deliver to the Warrant Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Warrant Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrant Holder of the Warrant Shares which the Warrant Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, to the extent permitted by the Credit Facility, (1) pay in cash to the Warrant Holder the amount by which (x) the Warrant Holder’s total purchase price (including customer brokerage commissions, if any) for the shares of

Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Warrant Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Warrant Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Warrant Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. Any such amount not paid as required under this Section 2(a) due to restrictions under the Credit Facility shall be paid by the Company when such payment is no longer restricted by the Credit Facility. For example, if the Warrant Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate Exercise Price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Warrant Holder $1,000. The Warrant Holder shall provide the Company written notice indicating the amounts payable to the Warrant Holder in respect to the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Warrant Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Warrant Holder shall not be required to physically surrender this Warrant to the Company until the Warrant Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrant Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Warrant Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
     (b) If this Warrant shall have been exercised in part, the Company shall, at its own expense and at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Warrant Holder a new Warrant evidencing the rights of the Warrant Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.
     (c) Notwithstanding anything to the contrary herein, the Warrant Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise, the Warrant Holder (together with the Warrant Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance, other than any group including Brown Advisory Holdings, Incorporated or its affiliates. For purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Warrant Holder that the Company is not representing to the Warrant Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrant Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrant Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrant Holder, and the submission of a Notice of Exercise shall be deemed to be the Warrant Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrant Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Warrant Holder may rely on the number of outstanding shares of Common Stock as reflected in the latest of (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Warrant Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Warrant Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrant Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Warrant Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay, to the extent permitted by the Credit Facility, a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the VWAP on the date of exercise. Any such amount not paid as required under this Section 3 due to restrictions under the Credit Facility shall be paid by the Company when such payment is no longer restricted by the Credit Facility.
4. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Warrant Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Warrant Holder or in such name or names as may be directed by the Warrant Holder; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Warrant Holder. The Warrant Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
5. Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant pursuant to the terms hereof.

6. Transfer, Division and Combination.
     (a) The Warrant Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Warrant Holder must bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”
     (b) Subject to compliance with any applicable securities laws and the conditions set forth herein, including those set forth in Section 6(a) of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal executive office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto as Appendix B duly executed by the Warrant Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
     (c) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrant Holder or its agent or attorney. Subject to compliance with Section 6(a) as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
     (d) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 6.
     (e) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.
7. No Rights as Stockholder Until Exercise. This Warrant does not entitle the Warrant Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and delivery of the completed Notice of Exercise, the Warrant Shares so purchased shall be deemed to be issued to such Warrant Holder as the record owner of such shares as of 5:00 P.M. New York City time on the later of the date of such surrender.

8. Adjustments of Exercise Price and Number of Warrant Shares.
     (a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased (e.g., a 2:1 stock split shall result in a decrease in the Exercise Price by 50%, taking into account all prior adjustments made thereto under this Section 8). If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately increased (e.g., a 1:2 combination shall result in an increase in the Exercise Price by a multiple of 2.0, taking into account all prior adjustments made thereto under this Section 8). Any adjustments under this Section 8(a) shall be effective at the close of business on the date the stock split or combination becomes effective.
     (b) Adjustments for Dividends and Distributions of Common Stock. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Exercise Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:
(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
     (c) Adjustment for Merger or Reorganization, etc. If at any time or from time to time after the date hereof there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event involving the Company in which shares of Common Stock are converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 8(a) or Section 8(b)), then, following any such reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event, each Warrant shall thereafter be exercisable in lieu of the shares of Common Stock for which it was exercisable for prior to such event for the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon exercise of the Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions in Section 8 with respect to the rights and interests thereafter of the Warrant Holders, to the end that the provisions set forth in this Section 8 (including provisions with respect to changes in and other adjustments to the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exercise of the Warrant.

     (d) Adjustments for Dividends Other than Common Stock. In the event that the Company shall at any time declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the holders of the Warrants, in addition to the shares of Common Stock or other securities receivable upon exercise thereof, shall receive, upon exercise thereof, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8(d).
9. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Warrant Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
10. Notice of Corporate Action. If at any time:
     (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidence of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or
     (b) there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event involving the Company;
then in any one or more of such cases, the Company shall give to the Warrant Holder (i) at least ten (10) Trading Days prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event involving the Company at least ten (10) Trading Days prior written notice of the date when the same shall take place. Such notice shall also specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, recapitalization, reclassification, consolidation, merger or other Reorganization Event involving the Company is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.
11. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.
12. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and, in the case of mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate dated as of such cancellation, in lieu of such Warrant or stock certificate.
13. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
14. Miscellaneous.
     (a) Interpretation, Governing Law, Dispute Resolution. All issues regarding interpretation of this Warrant, governing law and dispute resolution shall be governed by the terms of the Securities Purchase Agreement.
     (b) Restrictions. The Warrant Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
     (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder by the Warrant Holder shall operate as a waiver of such right or otherwise prejudice the Warrant Holder’s rights, powers or remedies. If the Company willfully and knowingly fails to comply with any provision of this Warrant and such failure results in any material damages to the Warrant Holder, the Company shall pay to the Warrant Holder such amounts as shall be sufficient to cover any costs and expenses incurred by the Warrant Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder, including, but not limited to, reasonable attorneys’ fees.
     (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Warrant Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.
     (e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Warrant Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any liability of Warrant Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     (f) Remedies. Warrant Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby waives the defense in any action for specific performance that a remedy at law would be adequate.
     (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Warrant Holder.
     (h) Amendment and Waiver. This Warrant may be modified or amended only with the written consent of the Company and the Warrant Holder.
     (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provision of this Warrant.
     (j) Headings. The headings in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of September 4, 2009.

PMFG, INC., a Delaware corporation
By:
Peter J. Burlage
President and Chief Executive Officer

APPENDIX A
NOTICE OF EXERCISE
TO: PMFG, Inc.
(1) The undersigned hereby elects to purchase [                    ] Warrant Shares of PMFG, Inc. pursuant to the terms of the attached Warrant.
(2) Please issue a certificate or certificates representing the number of Warrant Shares as the Company is required to issue in accordance with the cashless exercise provisions of Section 2 of the Warrant in the name of the undersigned or in such other name as is specified below:

(3) The Warrant Shares shall be delivered to the following:

*********************
     IN WITNESS WHEREOF, the undersigned has caused this Notice of Exercise to be duly executed as of                     , 20___.

By:
Name:
Title:

A-1

APPENDIX B
ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to exercise the Warrant.)
FOR VALUE RECEIVED, the right and obligations represented by the foregoing Warrant to purchase                      shares of Common Stock to which the within Warrant relates are hereby assigned to whose address is

The undersigned hereby appoints                                         attorney to transfer said right on the books of the Company with full power of substitution in the premises.

By:
Name:
Address:

Signature Guaranteed:
NOTE: This signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

B-1